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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 16, 1999

                        JAYHAWK ACCEPTANCE CORPORATION
            (Exact name of registrant as specified in its charter)

           Texas                        0-26410                75-2486444
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)        Identification No.)


              Bryan Tower
           2001 Bryan Street
               Suite 600
            Dallas, Texas                                       75201
(Address of principal executive offices)                      (ZIP Code)

       Registrant's telephone number, including area code (214) 754-1000
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Item 4.  Changes in Registrant's Certifying Accountant.

     On February 16, 1999, Ernst & Young LLP resigned as auditors of the
Company.

     The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Ernst & Young LLP for each of the last two years were modified as to uncertainty regarding the ability of the Company to continue as a going concern.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997 and 1996, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 22, 1999 is filed as Exhibit 16.1 to this Form 8-K.

     At the Company's February 4, 1999 Audit Committee meeting, Ernst & Young LLP advised the Company of the need to expand the scope of its audit of the 1998 financial statements of the Company as a result of the cooperative advertising program the Company adopted in 1998. The Audit Committee concurred but questioned the estimated audit fee presented by Ernst & Young LLP. Ernst & Young LLP's resignation occurred prior to their commencement of any substantive audit procedures with respect to the Company's 1998 year end financial statements.

     The Company is currently in the process of searching for a new independent public accountant.

Item 7.  Financial Statements and Exhibits

     Exhibits

     16.1  Letter re change in certifying accountant.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JAYHAWK ACCEPTANCE CORPORATION


Date:  February 22, 1999                By: /s/ Douglas B. Theodore
                                           ------------------------------------
                                               Douglas Theodore, President